EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                         PURSUANT TO 18 U.S.C. SS. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


I, Joe F. Ogburn, the Secretary, Treasurer and Principal Financial Officer of RSI Holdings, Inc., certify that:

1.       I have reviewed this Annual Report on Form 10-KSB of RSI Holdings,
         Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

Date: November 24, 2004                            /s/ Joe F. Ogburn
      ------------------                           -------------------------
                                                   Joe F. Ogburn
                                                   Secretary, Treasurer and
                                                   Principal Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. ss. 1350, is not being filed as part of the annual report or as a separate disclosure document, and may not be relied upon by anyone for any other purpose.

A signed original of this written statement required by Section 906 has been provided to RSI Holdings, Inc. and will be retained by RSI Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.